                                                                   EXHIBIT 16

                    [Letterhead of Price Waterhouse LLP]


December 19, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Ladies and Gentlemen:

                          MCII Holdings (USA), Inc.
                          -------------------------

We have read Item 4 of MCII Holdings (USA), Inc.'s Form 8-K dated December 12, 1997 and are in agreement with the statements contained in Item 4 therein, except for the last sentence of the first paragraph and the last sentence of the fifth paragraph as to which we have no basis to agree or disagree.


Yours very truly,


/s/ Price Waterhouse LLP


                                      6